Exhibit 10(l)



          AMENDMENT TO THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN OF

                          ELIZABETHTOWN WATER COMPANY



           This ("Amendment") to the Supplemental Executive Retirement Plan ("SERP") of Elizabethtown Water Company ("EWC") is made as of this 20th day of August, 1998 by and among EWC and the individuals whose name and signatures are set forth below (collectively, the "Executives").

                                  WITNESSETH:


      WHEREAS, each of the boards of directors (collectively, the "Board") of E'Town Corporation ("E'Town" and, collectively with EWC, referred to herein as the "Company") has determined that, should the Company receive a proposal from or engage in discussions with a third person concerning a possible business combination with the Company or the acquisition of a substantial portion of voting securities of the Company, it is imperative that it and the Company be able to rely on certain of the key executives of the Company (collectively, the "Executives") to continue to serve in their respective positions and that the Board and the Company be able to rely upon the Executives' advice as being in the best interests of the Company and its shareholders without concern that the Executives might be distracted by the personal uncertainties and risks that such a proposal or discussions might otherwise create; and


      WHEREAS, the Board desires to reward the Executives for their valuable, dedicated service to the Company should the services of the Executives be terminated under circumstances described above; and


      WHEREAS, the Company has entered into agreements (the "Agreements") with each of the Executives which set forth the terms and conditions of benefits and payments to be made by the Company to the Executives upon any such termination of services in the event of a change in control of the Company as defined in the Agreements; and


      WHEREAS, the Board and the Executives consider it in their respective best interests and the best interests of the shareholders of the Company that certain provisions of the SERP be amended to conform to the terms and conditions of the Agreements; and

      WHEREAS, the Board also desires to amend the SERP in order to clarify the requirements of the SERP with respect to the designation by the Executive Compensation Committee of the Board (the "Committee") of those executives who are eligible to receive benefits under the SERP, and to amend Schedule A of the SERP to include the names of the executives who have been designated as eligible to receive benefits under the SERP as of the date of this Amendment;


      NOW,THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto, intending to be legally bound hereby, agree to amend the SERP as follows:

           1. Section 3.5 of the SERP is amended by changing the definition of "Change in Control" to the following:

      "A 'Change in Control of the Company' shall be deemed to have occurred if:

                (X) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a person engaging in a transaction of the type described in clause
           (Z) below of this  paragraph  3.5 but which  does not  constitute  a change in control under such clause (Z), hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
           Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or


                (Y) during any period of twenty-four (24) consecutive months during the term of the Plan, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (X) or (Z) of this paragraph 3.5) whose election by the Board, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or


                (Z) the shareholders of the Company approve or, if no shareholder approval is required or obtained, the Company completes, a merger, consolidation or similar transaction of the Company with or into any other corporation, or a binding share exchange involving the Company's securities, other than any such transaction which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such transaction (or such other percentage amount as the Board may approve from time to time with respect to one or more Key Employees), or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets."





           2. Section 3.16 of the SERP is amended by changing the definition of "Key Employee" to the following:

           "Key Employee" shall mean a corporate officer of E'Town Corporation or the Company who is employed on a full time basis and who holds the position of Vice President or higher."

           3. Section 4.2 of the SERP is amended by adding to the end of subsection (a) thereof the following:

           "On and after the date of this Amendment, the Committee shall update, from time to time during the term of this Plan, Schedule "A" to reflect the names and titles of those Employees who become Key Employees eligible to participate under the Plan. A Key Employee shall become eligible immediately upon the election or appointment by the Board and commencement of full-time employment of such Employee as a Key Employee. The Committee shall attach of copy of the revised Schedule "A" to this Plan each time any Employee becomes eligible as a Key Employee under this Section 4.2."

           Section 4.2 of the SERP is further  amended by deleting  subsections
(b) and (c) of Section 4.2 in their entirety.

           4. Section 8.2 of the SERP is amended by replacing Section 8.2 in its entirety with the following:

      "8.2  Upon Other Termination of Employment

           (a) In the event that a Participant's employment is terminated prior to his or her Normal, Early or Deferred Retirement Date or prior to his or her death, there shall be no Benefits payable under the Plan except as specifically set forth in Article 7 with respect to the death of the Participant, unless any of the events described in Section 3.5 hereof  constituting  a Change  in  Control  of the  Company  shall  have occurred. If any of the events described in Section 3.5 hereof constituting a Change in Control of the Company shall have occurred, the Participant shall be entitled to the Benefits payable under this Plan upon the subsequent termination of the Participant's employment within the applicable period set forth in Section 8.3 hereof following such Change in Control of the Company unless such termination is (i) due to the Participant's death; or (ii) by the Company by reason of the Participant's Disability (as hereinafter defined) or for Cause (as hereinafter defined); or (iii) by the Participant other than for Good Reason (as hereinafter defined).

           (b) If, following a Change in Control of the Company, the Participant's employment is terminated by reason of the Participant's death, the Participant shall be entitled to receive Benefits in accordance with the provisions of Article 7 hereof and if, following a Change in Control of the Company, the Participant's employment is terminated by reason of the Participant's Disability or by the Company for Cause or by the Participant other than for Good Reason, the Participant shall not be entitled to receive Benefits.

           (c)  For purposes of this Plan:

                (i) "Disability" shall mean the Participant's incapacity due to physical or mental illness such that the Participant shall have become qualified to receive benefits under the Company's long-term disability plans or any equivalent coverage required to be provided to the Participant pursuant to any other plan or agreement, whichever is applicable.

                (ii) "Cause" shall mean:

                (A) the conviction of the Participant for a felony, or the willful commission by the Participant of a criminal or other act that in the judgment of the Board causes or will probably cause substantial economic damage to the Company or substantial injury to the business reputation of the Company;

                (B) the commission by the Participant of an act of fraud in the performance of such Participant's duties on behalf of the Company that causes or will probably cause economic damage to the Company; or

                (C) the continuing willful failure of the Participant to perform the Participant's duties, as such duties were performed by the Participant prior to the day of the Change in Control of the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Participant by the Committee.

                For purposes of this Section 8.2(c)(ii) , no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company.


                (iii)"Good Reason" shall mean:

                (A) The assignment by the Company to the Participant of duties without the Participant's express written consent, which (i) are materially different or require travel significantly more time consuming or extensive than the Participant's duties or business travel obligations immediately prior to the Change in Control of the Company, or (ii) result in either a significant reduction in the Participant's authority and responsibility as a senior corporate executive of the Company when compared to the highest level of authority and responsibility assigned to the Participant at any time during the six (6) month period prior to the Change in Control of the Company, or (iii) the removal of the Participant from, or any failure to reappoint or reelect the Participant to, the highest title held since the date six (6) months before the Change in Control of the Company, except in connection with a termination of the Participant's employment by the Company for Cause, or by reason of the Participant's death or Disability;

                (B) A reduction by the Company of the Participant's Salary (as hereinafter defined), or the failure to grant increases in the Participant's Salary on a basis at least substantially comparable to those granted generally to other executives of the Company of comparable title, salary and performance ratings, made in good faith;

                (C)  The  relocation  of  the  Company's   principal  executive
           offices to a location outside the State of New Jersey, or a requirement by the Company that the Participant relocate (except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations immediately prior to the Change in Control) (i) to a location which is outside a radius of one hundred (100) miles (or such other distance as may be agreed to by the Company and the Participant) from the Participant's place of employment with the Company immediately prior to the Change in Control, or (ii) to a location outside the State of New Jersey; or, in the event the Participant expressly consents in writing to any such relocation of the Participant outside such one hundred mile radius or the State of New Jersey, the failure by the Company to pay (or reimburse the Participant for) all reasonable moving expenses incurred by the Participant relating to a change of principal residence in connection with such relocation and to indemnify the Participant against any loss realized in the sale of the Participant's principal residence in connection with any such change of residence, all to the effect that the Participant shall incur no loss upon such sale on an after tax basis;

                (D) The failure by the Company to continue to provide the Participant with substantially the same welfare benefits (which for purposes of this Plan shall mean benefits under all welfare plans as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended), and perquisites, including participation on a comparable basis in the Company's stock option plan, incentive bonus plan and any other plan in which executives of the Company of comparable title and salary or subject to similar performance criteria participate and as were provided to the Participant immediately prior to such Change in Control of the Company, or with a new package of welfare benefits and perquisites that is substantially comparable in all material respects to the welfare benefits and perquisites as were provided to the Participant immediately prior to such Change in Control; or

                (E) The failure of the Company to obtain the express written assumption of and agreement to perform the obligations of the Company under any Change in Control Agreement between the Company and the Participant or this Plan by any successor.

                (iv) "Dispute" shall mean (i) in the case of termination of employment of the Participant with the Company by the Company for Disability or Cause, that the Participant challenges the existence of Disability or Cause and (ii) in the case of the termination of the Participant's employment with the Company by the Participant for Good Reason, that the Company challenges the existence of Good Reason.

                (v) "Salary" shall mean the Participant's average annual compensation reported on United States Internal Revenue Service Form W-2 ("Form W-2") plus any of the following amounts which are not reported on the Participant's Form W-2: (i) any restricted stock of the Company awarded to the Participant, or which the Participant is entitled to receive under any plan, arrangement or contract of the Company or pursuant to any resolution of the Board, in lieu of base compensation, (ii) any 401(K) compensation, and
           (iii) any compensation deferred in accordance with Section 125 of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code").

           (d) Any purported termination of the Participant's employment by the Company by reason of the Participant's Disability or for Cause, or by the Participant for Good Reason shall be communicated by written Notice of Termination (as hereinafter defined) to the other party hereto. For purposes of this Plan, a "Notice of Termination" shall mean a notice given by the Participant or the Company, as the case may be, which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments due under this Plan. The Participant shall not be entitled to give a Notice of Termination that the Participant is terminating the Participant's employment with the Company for Good Reason more than six (6) months following the occurrence of the event alleged to constitute Good Reason. The Participant's actual employment by the Company shall cease on the Date of Termination (as hereinafter defined) specified in the Notice of Termination, even though such Date of Termination for all other purposes of this Plan may be extended in the manner contemplated in the second sentence of Section 8.2(e) below.

           (e) For purposes of this Plan, the "Date of Termination" shall mean the date specified in the Notice of Termination, which shall be not more than ninety (90) days after such Notice of Termination is given, as such date may be modified pursuant to the next sentence. If within thirty (30) days after any Notice of Termination is given, the party who receives such Notice of Termination notifies the other party that a Dispute exists, the Date of Termination shall be the date on which the Dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); provided, that the Date of Termination shall be extended by a notice of Dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such Dispute with reasonable diligence and provided further that, pending the resolution of any such Dispute, the Benefits hereunder shall continue to accrue consistent with the terms and conditions of this Plan in effect immediately prior to the Change in Control of the Company. Should a Dispute ultimately be determined in favor of the Company, then all sums paid by the Company to the Participant from the date of termination specified in the Notice of Termination until final resolution of the Dispute pursuant to this Section 8.2(e) shall be repaid promptly by the Participant to the Company, with interest at the average prime rate generally prevailing from time to time among major New York City banks. The Participant shall not be obligated to pay to the Company the cost of providing the Participant with Benefits for such period unless the final judgment, order or decree of a court or other body resolving the Dispute determines that the Participant acted in bad faith in giving a notice of Dispute. Should a Dispute ultimately be determined in favor of the Participant, then the Participant shall be entitled to retain all sums paid to the Participant under this Plan pending resolution of the Dispute.

           8.3  Payments Upon Termination After Change in Control


           If within three (3) years after a Change in Control of the Company, the Company shall terminate the Participant's employment other than by reason of the Participant's death, Disability or for Cause, or if the Participant shall terminate the Participant's employment for Good Reason, then the Participant's Benefits in effect immediately prior to the date on which a Change in Control of the Company occurs under this Plan, or any successor plan in effect on the date on which a Change in Control of the Company occurred, shall become fully vested and nonforfeitable on the Date of Termination and (i) if the Participant has not attained the age of 65 as of the Date of Termination, the Participant shall be deemed to have attained the age of 65 as of the Date of Termination for purposes of the normal retirement provisions of the SERP, and (ii) the Participant shall be deemed to have accumulated ten (10) years of continuous service on the Date of Termination for purposes of the benefit accrual provisions of this Plan, in addition to the number of years of service already accumulated by the Participant as of the Date of Termination; provided, however, that the President of E'town shall be deemed to have accumulated fifteen (15) years of continuous service on the Date of Termination for purposes of the benefit accrual provisions of this Plan, in addition to the number of years of service already accumulated by the President as of the Date of Termination. In satisfaction of the Company's obligations under this Section 8.3, the Company shall purchase an annuity or similar instrument owned by the Participant and payable to the Participant (or the Participant's beneficiaries, as the case may be) which provides for payment of the Benefits payable to the Participant under this
Section 8.3 consistent with the payment provisions of Section 6.1 of the Plan. Such annuity or other instrument shall be purchased and delivered to the Participant by the Company within thirty (30) days after the Date of Termination."


           5. Section 9.1 of the SERP is amended by adding to the end of that Section the following language: "except as expressly set forth in
Section 8.3 of the Plan."

           6. Section 9.2 of the SERP is amended by adding to the end of the first sentence of that Section the following language: "except as expressly set forth in Section 8.3 of the Plan."

           7. Section 10.4 is amended by adding to the end of that Section the following subsection:

           "(e) Notwithstanding the foregoing, with respect to any dispute regarding Benefits payable in connection with a Change in Control, the dispute provisions set forth in Section 8.2 shall apply."

           8. Attached hereto is a copy of the revised Schedule "A" which reflects all of the Key Employees who are eligible to participate under the Plan as of the date of this Amendment.
           9. If any of the terms and conditions of the SERP are inconsistent with this Amendment, the terms and conditions of this Amendment shall supercede such inconsistent terms and conditions of the SERP. Except to the extent changed or modified herein, all terms and conditions of the SERP shall remain unchanged and be in full force and effect.

           10. The Company and the Executives acknowledge that, by execution and delivery of the respective Agreements by each of the Executives, the Executives acknowledged that, on or before the effective date of the Agreements, the Executives received and had an opportunity to read, and the Executives understand, this Amendment and that the amendments, modifications and supplements in and to the SERP set forth in this Amendment are in the best interests of the Executives and are necessary and appropriate to conform the terms and conditions of the SERP to the terms and conditions of the Agreements and the Executives thereby agree to the amendments, modifications and supplements in and to the provisions of the SERP in accordance with the terms and conditions set forth in this Amendment to be effective as of the date of the Agreements in satisfaction of the terms and conditions of the SERP, and that a copy of this Amendment shall be attached as an exhibit to and incorporated by reference into the SERP as of the date of the Agreements.

           IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this 20th day of August, 1998.

                          E'TOWN CORPORATION


                          By:
                                 Anne Evans Estabrook, Chairman of the Board

                                -SCHEDULE A

                                 Gail P. Brady
                              Walter M. Braswell
                                Andrew Chapman
                                 James Cowley
                                Dennis W. Doll
                                  Beth Gates
                              Robert W. Kean III
                               Edward D. Mullen
                            Henry S. Patterson III
                             Joseph E. Stroin, Jr.
                                Norbert Wagner